UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011 (March 14, 2011)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia		22980
(Address of Principal Executive Offices)		(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2011 NTELOS Inc. (“NTELOS”), a wholly owned subsidiary of NTELOS Holdings Corp. (the “Company”), entered into Amendment No. 4 (the “Amendment”) to the Credit Agreement dated August 7, 2009 (as amended) related to its existing $751 million term loan (the “Term Loan”). The Amendment provides for a repricing of the Term Loan to bear interest at 3.00% (the “Applicable Margin”) above either the Eurodollar rate or 1%, whichever is greater, and was entered into at par. The previous Applicable Margin was 3.75% and the previous Eurodollar “floor” was 2%. (The interest rate for Base Rate loans is also decreased as set forth in the Amendment.) The Amendment further provides that if NTELOS reprices the Term Loan within six months after March 15, 2011, NTELOS will pay a fee of 1% of the amount of the Term Loan so repriced.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement dated as of March 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 15, 2011

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement dated as of March 14, 2011